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             MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST III
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        FEBRUARY 1, 2009 -- JULY 31, 2009

                   PURCHASE                                     AMOUNT OF     % OF     % OF
                       /                OFFERING     TOTAL       SHARES     OFFERING  FUNDS
    SECURITY         TRADE    SIZE OF   PRICE OF   AMOUNT OF    PURCHASED  PURCHASED  TOTAL
    PURCHASED        DATE     OFFERING   SHARES     OFFERING     BY FUND    BY FUND   ASSETS      BROKERS      PURCHASED FROM
-----------------  --------  --------  --------  ------------  ---------  ---------  ------  ----------------  --------------
  Pennsylvania     06/10/09     --     $106.477  $354,925,000    645,000     0.18%    1.07%   Morgan Stanley,  Goldman Sachs
Intergovernmental                                                                            Goldman, Sachs &
    5.00% due                                                                                Co., RBC Capital
    6/15/2021                                                                                     Markets

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